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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Rohm and Haas Company of our report dated February 22, 1999 relating to the financial statements and financial statement schedules appearing in Rohm and Haas Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
July 27, 1999